Exhibit 4(c)

Number  _____                            Shares  _____


                             THE LIPPER FUNDS, INC.

                         Established under Maryland Law

                                    Cusip No.


THIS CERTIFIES THAT __________________

                                    SPECIMEN


is the owner of

fully paid and non-assessable Group Retirement Plan Shares of common stock ("shares"), $.001 par value, of the (Name of Fund) of The Lipper Funds, Inc. ("Company") transferable only on the books of said Portfolio in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent. In witness whereof, the Company has caused this certificate to be executed in its name and on its behalf by its duly authorized officers.


Dated:


          President                           Treasurer


Countersigned and registered, The Chase Manhattan Bank, N.A., Transfer Agent and Registrar


By: ______________________
     Authorized Signatory